                                                      REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
            (Exact name of Registrant as specified in its charter)

                DELAWARE                              13-3517074
        (State of incorporation)         (I.R.S. employer identification no.)

                110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
              (Address of principal executive offices; zip code)

                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                     NONQUALIFIED STOCK OPTION AGREEMENTS
                           (Full title of the Plan)

                           RICHARD J. LUBASCH, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022
                                (212) 371-3142
(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            THOMAS H. KENNEDY, ESQ.
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 735-3000

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Securities to be         Amount to be     Proposed Maximum Offer-        Proposed Maximum Ag-           Amount of Regis-
 Registered                        Registered       ing Price Per Share (1)(2)     gregate Offering Price (2)     tration Fee (3)
- -----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value           751,000          $[24.9375]                     $[18,728,062.50]               $[6,457.95]
 $0.01 per share (including
 Series A Junior Participating
 Preferred Stock Purchase
 Rights)  (4)
===================================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the Nasdaq Stock Market's National Market on September [23], 1996.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

                              Page 1 of 16 Pages

     Pursuant to Instruction E of Form S-8 with respect to the registration of additional securities, the Registration Statement dated November 11, 1992, filed on Form S-8 (File No. 33-54796), and all exhibits thereto, is incorporated by reference in this Registration Statement.



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS


       5 Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities being registered

       23.1    Consent of Richard J. Lubasch, Esq. (included as part of Exhibit
               5)

       23.2    Consent of Ernst & Young LLP

       24      Powers of Attorney


                              Page 2 of 16 Pages

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 26th day of September, 1996.


                        CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.


                        By: /s/ Richard J. Lubasch
                            ---------------------------------------------------
                            Richard J. Lubasch
                            Senior Vice President, General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                       Title                             Date
- ----                       -----                             ----

         *
- --------------------       Chairman of the Board, Chief      September 26, 1996
George S. Blumenthal       Executive Officer and Treasurer


         *
- --------------------       President, Chief Operating        September 26, 1996
J. Barclay Knapp           and Financial Officer and
                           Director



                              Page 3 of 16 Pages

       *                  Vice President-Controller          September 26, 1996
- -----------------         (Chief Accounting Officer)
Gregg Gorelick

       *                  Director                           September 26, 1996
- -----------------
Sidney R. Knafel

       *                  Director                           September 26, 1996
- -----------------
Ted H. McCourtney

       *                  Director                           September 26, 1996
- -----------------
Del Mintz

       *                  Director                           September 26, 1996
- -----------------
Alan J. Patricof

       *                  Director                           September 26, 1996
- -----------------
Warren Potash



*  By: /s/ Richard J. Lubasch
       ------------------------
       Richard J. Lubasch
               Attorney-in-Fact


                              Page 4 of 16 Pages

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.    Description of Exhibit                               Page No.
- -----------    ----------------------                               --------
5              Opinion of Richard J. Lubasch, Esq.
               regarding the legality of the securities being
               registered                                           6

23.1           Consent of Richard J. Lubasch, Esq.
               (included as part of Exhibit 5)                      6

23.2           Consent of Ernst & Young LLP                         8

24             Powers of Attorney                                   9


                              Page 5 of 16 Pages